EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 153 to Registration Statement No. 02-90946 on Form N-1A of our report dated December 23, 2009, relating to the financial statements and financial highlights of Eaton Vance Global Macro Absolute Return Fund (‘‘the Fund’’), a series of Eaton Vance Mutual Funds Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Mutual Funds Trust for the year ended October 31, 2009, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectus, ‘‘Independent Registered Public Accounting Firm’’ in the Statement of Additional Information, which are part of such Registration Statement. Such Registration Statement is amended by Post-Effective Amendment No. 156 to supplement the Prospectus and Statement of Additional Information to add Class R shares of the Fund, a series of Eaton Vance Mutual Funds Trust.

/s/ Deloitte & Touche LLP Boston, Massachusetts March 31, 2010